Adamis Pharmaceuticals Corporation 8K

Exhibit 99.1

U.S. COMPOUNDING, INC.

TABLE OF CONTENTS

MARCH 31, 2016 AND 2015

US COMPOUNDING, INC

BALANCE SHEETS

	March 31,	December 31,
ASSETS	2016	2015
CURRENT ASSETS
Cash	$170,257	$214,986
Accounts Receivable - Trade, Net	439,699	542,639
- Stockholder	67,737	67,737
- Related Parties	308,963	308,323
Inventories	953,380	766,247
Prepaid Expenses	29,444	33,264
Total Current Assets	1,969,480	1,933,196
Property, Plant and Equipment, Net	1,372,996	1,467,734
Total Assets	$3,342,476	$3,400,930
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts Payable	$2,754,565	$2,062,283
Accrued Expenses	2,494,395	2,117,643
Line of Credit - Equipment	634,657	634,657
Line of Credit - Working Capital	2,115,792	1,704,792
Current Maturities of Long-Term Debt	—	6,268,902
Total Current Liabilities	7,999,409	12,788,277
LONG TERM LIABILITIES
Notes Payable - Stockholder	327,664	327,664
Total Long-Term Liabilities	327,664	327,664

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock – Par Value $1.00; 10,000 Shares Authorized; 500 Shares Issued and 105 Shares Outstanding	526	500
Treasury Stock, at Cost, 395 Shares	(7,213,911)	(7,213,911)
Additional Paid-In Capital	2,067,536	500,300
Retained (Deficit) Earnings	166,251	(3,001,900)
Total Stockholders’ Equity (Deficit)	(4,984,597)	(9,715,011)
	$3,342,476	$3,400,930

See accompanying notes.

F-1

U.S. COMPOUNDING, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended March 31,
	2016	2015
REVENUE:
Sales	$1,481,256	$6,667,464
Less: Sales Returns and Allowances	(137,255)	(101,253)
Net Revenue	1,344,000	6,566,211
COST OF GOODS SOLD	546,889	1,447,184
Gross Profit	797,111	5,119,027

OPERATING EXPENSES:
Selling Expenses	570,745	2,528,358
General and Administrative Expenses	1,943,219	2,172,242
Total Operating Expenses	2,513,964	4,700,600
Gain (Loss) from Operations	(1,716,852)	418,427

OTHER INCOME (EXPENSE)
Loss on Sale of Assets	100	2,248
Other Income	4,963,222	140
Interest Income	(72,805)	(68,420)
Total Other Income	4,880,008	(66,302)

Net Gain (Loss)	$3,163,155	$352,395

Basic and Diluted Gain (Loss) Income Per Share:

Basic and Diluted Gain (Loss) Per Share	$30,125	$3,356
Basic and Diluted Weighted Average Shares Outstanding	105	105

See accompanying notes.

F-2

U.S. COMPOUNDING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
CASH FLOWS FROM OPERATING ACTIVITIES	2016	2015
Net (Loss)	$3,163,155	$352,395
Adjustments to Reconcile Net (Loss) from Continuing Operations to Net
Cash Provided by Operating Activities:
Depreciation and Amortization	94,738	89,598
Cancellation of Debt Income	(4,701,639)	—
Loss on Sale of Property, Plant and Equipment	100	2,248
Provisions for Bad Debt Expense	14,440	827
Change in Operating Assets and Liabilities:
Accounts Receivable - Trade	88,501	(715,785)
- Related Parties	(640)	(71,921)
Inventories	(187,133)	(76,408)
Prepaid Expenses	(3,820)	(2,506)
Accounts Payable	692,273	(122,395)
Accrued Expenses	627,729	497,462
Net Cash Provided by (Used in) Operating Activities	(455,729)	(46,485)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	—	(118,903)
Net Cash Used in Investing Activities	—	(118,903)
CASH FLOWS FROM FINANCING ACTIVITIES
Net Borrowings on Lines of Credit	411,000	(222,749)
Net Cash (Used in) Provided by Financing Activities	411,000	(222,749)
Net Change in Cash	(44,729)	(388,137)
Cash - Beginning of Year	214,986	388,137
Cash - At End of Year	$170,257	$0

See accompanying notes.

F-3

Note 1:  Summary of significant accounting policies

Nature of business

U.S. Compounding, Inc. (the “Company”) is a FDA-registered 503B outsourcing facility and compounding-only pharmacy that provides compounded medications to patients, physician clinics, hospitals, surgery centers, and veterinary patients throughout the United States. The Company has been accredited since 2009 with the Pharmacy Compounding Accreditation Board (“PCAB”) and is also licensed nationwide with most State Boards of Pharmacy and holds a DEA manufacturer registration. The Company’s specialized products include sterile dosage forms, injectables, ophthalmic preparations, bioidentical hormone replacement, topical compounds for pain, and veterinary products.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts at the date of the financial statements and revenue and expenses during the reporting period. Significant estimates included in these financial statements include valuation of accounts receivable collectibles, inventory, accrued commissions and the useful lives of property, plant, and equipment. Actual results could differ from those estimates.

Revenue recognition

Revenues from sales of products are recognized when title and risk of loss passes to the customer, typically upon delivery. Recognition of revenue also requires reasonable assurance of collection of sales proceeds and completion of all performance obligations. Sales discounts and rebates are sometimes offered to customers if specified criteria are met. Additionally, sales are generally made with a limited right of return under certain conditions. Revenues are recorded net of provisions for sales discounts and returns, which are established at the time of the sale.

Accounts receivable

The Company’s accounts receivable are reported at the amount management expects to collect on outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and credit to allowance for doubtful accounts. Uncollectible amounts are based on the Company’s history of past write-offs and collections and current credit conditions. The allowance for doubtful accounts totaled $251,269 and $241,902 at March 31, 2016 and December 31, 2015. Provision for bad debt totaled $14,440 and $827 for the periods ending March 31, 2016 and March 31, 2015.

Inventories

Inventories are valued at the lower of cost (weighted average method) or market. The cost of inventories is determined using the first-in, first-out (“FIFO”) method. Inventories consist of compounding raw materials, currently marketed products, and device supplies.

Property, plant and equipment

Property, plant and equipment are stated at original cost less accumulated depreciation. The cost of additions and improvements are capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation is calculated utilizing the straight-line method over the estimated useful lives of the respective assets for financial statement purposes. Depreciation expense for the periods ending March 31, 2016 and March 31, 2015 totaled $94,738 and $89,598.

F-4

Note 1:  Summary of significant accounting policies (continued)

Claims liabilities

The Company is self-insured up to certain limits for health insurance. Provisions are made for both the estimated liabilities for known claims as incurred and estimates for those incurred but not reported. As of March 31, 2016, the Company was self-insured for up to the first $40,000 of claims per covered person with an aggregate deductible of $626,445. The Company participated in a fully insured plan as of March 31, 2015.

Non-compete agreements

In September 2010, the Company purchased the outstanding shares of three former shareholders which were recorded in treasury stock. As part of the purchase, the Company obtained non-compete agreements with the former shareholders for $150,000. In June 2013, the Company purchased the outstanding shares of a former shareholder which were recorded in treasury stock. As part of the purchase, the Company obtained a non-compete agreement with the former shareholder for $1,500. The non-compete agreements are stated at cost and amortized, using the straight-line method, over the lives of the non-compete agreements. The non-compete agreements were fully amortized at March 31, 2016 and no expense was recorded during the period ended March 31, 2016. Amortization expense as of March 31, 2015 totaled $2,500.

Sales taxes

Sales are reported net of taxes assessed by governmental authorities on revenue-producing transactions.

Statements of cash flows

The Company considers all demand deposits and highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest were $16,555 at March 31, 2016.

Income taxes

The Company, with the consent of its stockholders, elected under the Internal Revenue Code to be an ”S” Corporation for federal and state income tax purposes. Under such election, income or loss of the Company is reported by its stockholders on their personal tax returns. Therefore, no provision or liability for federal income taxes has been included in the March 31, 2016 and March 31, 2015, financial statements.

Shipping and handling costs

Shipping and handling costs are included in cost of goods sold on the statements of income. Total shipping and handling costs for the periods ending March 31, 2016 and March 31, 2015 were approximately $111,620 and $240,334.

F-5

Note 1:  Summary of significant accounting policies (continued)

Recently adopted accounting standards

FASB Accounting Standards Update No. 2014-07, Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements, issued March 2014, will be effective for the annual periods beginning after December 15, 2014 with early adoption permitted. The primary objective of the standard is to allow private companies to opt out of applying the VIE consolidation guidance to certain common control leasing arrangements if the company meets the eligibility criteria. The entity will then account for the lease under the Lease Topic of ASC as either an operating or capital lease. The Company determined that it satisfies the eligibility criteria with its 4 Hims, LLC lease agreement and has elected to early adopt the standard for the periods ending March 31, 2016 and 2015. The Company has accounted for the lease as an operating lease with the details of the lease and related party transaction in Note 11.

Note 2: Inventories

Inventories consisted of the following at March 31, 2016 and December 31, 2015:

	2016	2015

Finished goods	$306,182	$118,859
Raw material	481,619	73,907
Devices	165,580	73,481
	$953,380	$766,247

At March 31, 2016 and December 31, 2015 inventory was stated at cost, which was less than market as determined by the weighted average cost method. As a result, there was no provision for inventory losses at March 31, 2016 and December 31, 2015.

Note 3:  Property, plant and equipment

Property, plant and equipment consisted of the following at March 31:

	Estimated
	useful life
	(Years)	2016	2015

Property, plant and equipment:
Machinery and Equipment	3 -7	$1,549,046	$1,549,046
Transportation	5	32,000	71,750
Furniture and fixtures	7	238,673	238,673
Leasehold Improvements	7 - 15	366,126	366,126
Total property, plant and equipment		2,185,846	2,225,595
Accumulated Depreciation		(1,069,280)	(1,014,291)
Net Book Value		1,116,566	1,211,304
Construction In Progress		256,430	256,430
Property, Plant and Equipment, Net		$1,372,996	$1,467,734

F-6

Note 4: Line of credit

The Company has an available line of credit totaling $2,500,000 as of March 31, 2016 and December 31, 2015.  The line of credit has a variable interest rate based on the Wall Street Journal Prime Rate less 0.25%. At March 31, 2016 and December 31, 2105, the interest rate was 3.25%. Borrowings are limited to 80% of qualified trade accounts receivable and 50% of qualified inventories per the borrowing base agreement and are collateralized with accounts receivable and inventory as well as guaranteed by the stockholders of the Company. The line of credit is payable on demand and is subject to certain financial covenants and borrowings are limited to the maximum allowed under a borrowing base calculation. At March 31, 2016 and December 31, 2015, the outstanding line of credit balance was $2,115,792 and $1,704,792.

The Company also has an available line of credit totaling $700,000 as of March 31, 2016 and December 31, 2015 for the use of purchasing equipment. The line of credit has a variable interest rate based on the Wall Street Journal Prime Rate less 0.25%. The Company’s property and equipment is included as collateral per the line of credit agreement. At March 31, 2016 and December 31, 2015 the interest rate was 3.25%. The line of credit is payable on demand. As of March 31, 2016 and December 31, 2015, the outstanding line of credit balance was $634,657.

Note 5: Long-term debt

	March 31, 2016	December 31, 2015
Long-term debt consists of:

Promissory note to a former stockholder due in monthly
installments of $9,920, including interest of 4.00% through
maturity, due September 2022	$—	$792,115

Promissory note to a former stockholder in monthly
installments of $458, including interest of 4.00% through	—	39,546
maturity, due June 2023

Promissory note to a former stockholder due in monthly
installments of $9,920, including interest of 4.00% through
maturity, due September 2022	—	792,115

Promissory note to a former stockholder due in monthly
installments of $458, including interest of 4.00% through
maturity, due June 2023	—	39,546

Promissory note to a former stockholder due in monthly
installments of $9,920, including interest of 4.00% through
maturity, due September 2022	—	792,115

Promissory note to a former stockholder due in monthly
installments of $458, including interest of 4.00% through
maturity, due June 2023	—	39,546

Promissory note to a former stockholder due in monthly
installments of $28,431, including interest of 2.60% through
maturity, due July 2027	—	3,689,987

Promissory note due in monthly installments of $4,391,
including interest of 5.75% through maturity, due June 2017	—	83,932
	—	6,268,902
Less current maturities	—	6,268,902
Long-term debt, less current maturities	$—	$—

F-7

On March 28, 2016 the former stockholders of the Company entered into an agreement pursuant to which their promissory notes and other amounts owed by the Company to such stockholders were converted into and/or exchanged for shares of common stock of the Company, in full satisfaction of all amounts owed by the Company to such stockholders under such notes and other documents, which exchange resulted in income to the Company resulting from cancellation of the debt.

Note 6: Notes payable-stockholders

At March 31, 2016 and December 31, 2015, the Company owed a stockholder $327,664 under an agreement with the stockholder to advance capital to the Company. The imputed interest rate for the agreement is 3.75%. There was no interest recorded in 2016 and interest expense for 2015 totaled $12,287. There is no scheduled maturity date.

Note 7: Retirement plan

The Company sponsors a defined contribution plan for the benefit of all employees who have met the eligibility criteria. Employer contributions were $42,094 and $169,547 for the periods ending March 31, 2016 and December 31, 2015.

Note 8: Operating leases

The Company leases its primary facility from a related party under an operating lease (Note 11). In addition, the Company has an operating lease for copiers and printers. Both leases were charged to operating expenses during the periods ending March 31, 2016 and March31, 2015.

The minimum payments required under non-cancelable operating lease agreements are as follows:

2016	$375,600
2017	375,600
2018	375,600
2019	364,800
2020	233,100
$1,724,700

Rent expense during the periods ending March 31, 2016 and March31, 2015 was $84,773 and $109,146.

Note 9: Intangible assets

In 2010, the Company purchased equipment, inventory, customer list and pharmaceutical formulas from Franck’s Compounding Lab, Inc. (the “Seller”). The Seller’s assets were revalued before the purchase, and goodwill was measured by the excess of the fair value of the consideration paid to the Seller over the revalued assets. Goodwill was valued at $216,000 from the transaction.

The Company performs an annual review of goodwill. To test for impairment, the carrying value of goodwill is compared to the estimated fair value of goodwill. If the carrying value exceeds the estimated fair value, then goodwill is adjusted accordingly. The Company’s review of goodwill resulted in an impairment loss of $216,000 for the year ended December 31, 2014.

F-8

Note 10: Commitments and contingencies

The Company compounds controlled substances and other sensitive materials into patient medications pursuant to which the excess and expired medication must be destroyed in compliance with all federal, state and local laws. The Company’s policy is to accrue medication destruction costs when it is probable a liability has been incurred and that the amount can be reasonably estimated. No such amounts have been accrued in the accompanying financial statements.

Note 11: Related party transactions

The Company conducted transactions with a retail pharmacy and related testing laboratory in which the Company’s stockholders have an ownership interest. The transactions with these entities were for the use of the Company’s pharmacists and for financial support which resulted in a receivable balance of $244,131 at March 31, 2016 and December 31, 2015. Additionally the Company had an officer related party receivable balance of $64,192 for the periods ending March 31, 2016 and December 31, 2105. The officer related party receivable balance was for a cash advance and is included in accounts receivable related parties on the balance sheet.

The Company had a stockholder related party receivable balance of $67,737 for the periods ending March 31, 2016 and December 31, 2015. The stockholder note receivable agreement has an imputed interest rate of 3.75% and matures in 2016. The stockholder note receivable was for the purchase of the Company’s common stock and is expected to be paid back to the Company with interest.

There were several employees from related parties included on the Company’s health insurance benefit plan. The premiums paid on behalf of these employees by the Company were $15,151.40 in 2016 and $56,868 in 2015.

F-9

Note 12: Variable interest entities

Generally, a variable interest entity, or VIE, is a legal entity with one or more of the following characteristics: (a) the total at risk equity investment is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties; (b) as a group the holders of the equity investment at risk lack any one of the following characteristics: (i) the power, through voting or similar rights, to direct the activities of the entity that most significantly impact its economic performance, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) some equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights. The primary beneficiary of a VIE is required to consolidate the VIE and is the entity that has (a) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance, and (b) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE.

In determining whether it is the primary beneficiary of a VIE, the Company considers qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of the Company’s interests and other involvements in the VIE; the obligation or likelihood for the Company or other investors to provide financial support to the VIE; and the similarity with and significance to the business activities of the Company and the other investors. Significant judgments related to these determinations include estimates about the current and future fair values and performance of these VIEs and general market conditions.

At March 31, 2016 and December 31, 2015, the Company holds a variable interest in a single VIE, Tribute Labs, LLC (“Tribute”), for which the primary beneficiary of the VIE needs to be determined. The Company has concluded, based on its qualitative consideration of the relationship with Tribute and per Tribute’s operating agreement, which assigns the daily operations and business decision making to an agent, that the Company is not the primary beneficiary. In making that determination, the Company considered the following factors:

• Tribute’s total equity is not sufficient to permit the entity to pay the monthly bank note payable and maintain daily operations without financial support from the Company. This establishes a VIE relationship with the Company.

• Tribute’s operating agreement has assigned the business decision making to an agent who is authorized to direct the daily activities of Tributes without consultation of the members of the Company.

• During 2015, Tribute leased employees of the Company to help perform its daily laboratory operations. Also, several of Tribute’s employees were participating in the Company’s health insurance plan. Tribute has made regular payments to the Company for these services as they became due.

The Company has exposure to a loss as a result of its involvement with Tribute, as the Company provides financial support, manpower through the use of its employees, and Tribute’s total equity is not sufficient to permit the entity to pay its monthly bank note payable and current expenses without continued support of the Company. The Company does not share control or power to direct daily activities. Tribute’s operating agreement has assigned the business decision making to an agent which is authorized to direct the daily activities of Tribute without consultation of the members of the Company.  Based on these factors the Company holds a variable interest in Tribute but is not deemed the primary beneficiary. The Company’s financial statements do not include the accounts of Tribute.

F-10

Note 13: Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

For the period ending December 31, 2015, the Company incurred a net loss of $4,052,724 created mostly by a voluntary recall and voluntary, temporary suspension of sterile production. The Company worked with and at the request of the Federal Food and Drug Administration (“FDA”) to conduct a voluntary recall of all lots of sterile products aseptically compounded and packaged by the Company and that remained within expiry and to voluntarily and temporarily suspend production of aseptically compounded products. This was a voluntary recall and the Company determined there was no evidence that any compounded sterile products were defective.  The Company employed the services of multiple experts in the fields of aseptic processing and regulatory compliance and responded to FDA multiple times regarding best practice improvements. As a result of the substantial work voluntarily undertaken by the Company, the FDA confirmed in a December 18, 2015 letter that “at this time, [FDA] does not object to the resumption of production and distribution of sterile drug products” by the Company. The Company has production and shipment of sterile products in March and April 2016; however, the costs associated with the events of 2015, cost the Company millions of dollars in lost revenue and product recall expenses. The net loss added to the stockholders deficit of $11,481,471 as the Company’s liabilities exceed its assets at year end, and the Company was not in compliance with certain of its debt covenants related to the bank line of credit agreement at March 31, 2016 and the Company’s promissory notes with former stockholders.

Note 14: Subsequent event

Acquisition. On April 11, 2016, the Adamis Pharmaceuticals Corporation (“Purchaser”) completed its acquisition of the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of March 28, 2016 (the “Merger Agreement”), with the Company. Pursuant to the terms of the Merger Agreement, a newly-created merger subsidiary of the Purchaser merged with and into the Company, with the Company surviving as a wholly owned subsidiary of the Purchaser.  All of the outstanding shares of common stock of the Company were converted into the right to receive a total of approximately 1,618,544 shares of Adamis common stock. Prior to the closing of the merger, the Purchaser had advanced to the Company approximately $368,000 to pay its audit fees, salary of one of its employees and help fund its operations. The amount, reflected in the Balance Sheet as part of Prepaid and Other Current Assets, is the Purchaser’s receivable from the Company.

Pursuant to the terms of the Merger Agreement, 300,000 shares of the Purchaser’s common stock issued to the principal former stockholders of the Company (the “Indemnifying Stockholders”) will be held in escrow for a period of three years after the closing date in order to satisfy the indemnification obligations of the Indemnifying Stockholders under the Merger Agreement for breaches of the Company’s representations, warranties, covenants and certain other matters. In addition, the persons serving as the chief executive officer and president, respectively, of the Company entered into individual milestone agreements pursuant to which 750,000 of the shares issued to such stockholders will be withheld, with such shares to vest and be released annually over a period of three years after the closing date provided that such stockholder continues to be employed by the Company or the Purchaser (with certain exceptions) as of the applicable vesting date.

F-11